Fidelity & Guaranty Life Declares Quarterly Dividend
DES MOINES, Iowa, November 18, 2014 - Fidelity & Guaranty Life (NYSE: FGL), announced today that its Board of Directors has declared a quarterly dividend of $0.065 per share. The dividend is payable on December 15, 2014 to its shareholders of record as of the close of business on December 1, 2014.
About Fidelity & Guaranty Life
Fidelity & Guaranty Life, an insurance holding company, helps middle-income Americans prepare for retirement. Through its subsidiaries, the company offers fixed annuity and life insurance products distributed by independent agents through an established network of independent marketing organizations. Fidelity & Guaranty Life, headquartered in Des Moines, Iowa, trades on the New York Stock Exchange under the ticker symbol FGL. For more information, please visit www.fglife.com.

Investor Contact:
Molly Carman
Fidelity & Guaranty Life
molly.carman@fglife.com
410-895-1008

Media Contact:
Sard Verbinnen & Co
Jamie Tully or David Millar
212-687-8080